Exhibit 10.35

ALLEGRO MICROSYSTEMS, INC.

2020 OMNIBUS INCENTIVE COMPENSATION PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as [    ] (the “Date of Grant”), is delivered by Allegro MicroSystems, Inc. (the “Company”) to [    ] (the “Participant”).

RECITALS

The Allegro MicroSystems, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units with specific performance criteria as an inducement for the Participant to perform against specific Performance Goals established by the Company. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby makes a grant of performance restricted stock units to the Participant consisting of the target number set forth on Exhibit A hereto (the “Target Award”), subject to the restrictions set forth below and in the Plan (the “PSUs”). Each PSU represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”) if and when the specified conditions set forth on Exhibit A are met, and on the applicable payment date set forth in Section 5 below.

2.    Stock Unit Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.    Vesting. The PSUs shall become vested in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.

4.    Termination of PSUs. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before any of the PSUs vest, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.

5.    Payment of PSUs and Tax Withholding.

(a)    If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU, subject to applicable tax withholding obligations. Subject to Sections 5(b) and 13 below, payment shall be made within the period set forth on Exhibit A with respect to the applicable Vesting Date.

(b)    All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At such time as tax withholding under the Plan is due, the Participant agrees to sell shares in an amount having an aggregate Fair Market Value equal to the withholding taxes including, without limitation, FICA, federal income, state, local and other tax liabilities. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the PSUs.

With respect to Participants subject to Section 16 of the Securities and Exchange Act, by accepting this Agreement, Participant hereby: (i) elects, effective on the date Participant accepts this Agreement, to sell shares in an amount having an aggregate Fair Market Value equal to the withholding taxes, and to allow the designated broker (the “Broker”) to remit the cash proceeds of such sale to the Company (a “Sell to Cover”); (ii) directs the Company to make a cash payment to satisfy the withholding taxes from the cash proceeds of such sale directly to the appropriate taxing authorities; and (iii) represents and warrants that (1) on the date Participant accepts this Agreement he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Broker from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares effected by the Broker pursuant to this Award, (2) is entering into the Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act, and (3) it is Participant’s intent that this election to Sell to Cover comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Participant further acknowledges that by accepting the award under this Agreement, Participant is adopting a 10b5-1 Plan to permit Participant to conduct a Sell to Cover sufficient to satisfy the withholding taxes. To the extent not paid in accordance with the immediately preceding sentence, Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of withholding taxes.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued, or applicable book entry has been made, upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the PSUs on the Date of Grant, or at any time prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in accordance with this Agreement and the Plan.

7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, (d) the Company’s discretion to determine the final payment, and (e) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.    No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of New Hampshire, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Manchester, New Hampshire, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.    Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock, shall be subject to rescission, cancellation or recoupment, in whole or part, as provided for under the Plan.

13.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the PSUs shall be treated as a separate payment, and the right to a series of installment payments under the PSUs shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the PSUs to the extent permitted by the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ALLEGRO MICROSYSTEMS, INC.

Name:
Title:

I hereby accept the award of PSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the PSUs shall be final and binding.

Date	Participant

EXHIBIT A

PSU TERMS

1.	Definitions:

For purposes of this Exhibit A, the following terms have the meaning set forth below:

a)

“Performance Goals” mean the Company’s Relative TSR, Cumulative Revenue Improvement, and Cumulative Adjusted EBITDA, each as defined below and each measured over the applicable Performance Period as certified by the Committee.

i.

“Relative TSR” means the Company’s total shareholder return as compared to the PHLX Semiconductor Sector Index (the “SOX Index”) and determined as 100%, plus or minus 2.5, multiplied by the difference between the Company’s total shareholder return and the total shareholder return of the SOX Index, [over the Performance Period][ from the Date of Grant until the end of fiscal year 2023].[i] The Relative TSR threshold, target, and maximum goals are set forth in the chart below:

			Threshold			Target				Maximum
TSR diff. vs. SOX	-50 pts	-25 pts	-20 pts	-10 pts	-5 pts	0 pts	10 pts	20 pts	30 pts	40 pts
Payout multiplier when TSR is positive	0%		50%	75%	87.5%	100%	125%	150%	175%	200%
Payout multiplier when TSR is negative	0%		50%	75%	87.5%	100%	100%	100%	100%	100%

ii.

“Cumulative Revenue Improvement” means the Company’s revenue improvement over the Performance Period. The Cumulative Revenue Improvement threshold, target, and maximum goals are set forth in the table below:

Cumulative Revenue Improvement	Threshold		Target		Maximum
Cumulative Revenue Improvement as a % of Target	85%	92.5%	At Plan	107.5%	115%
Payout multiplier	50%	75%	100%	150%	200%

iii.	“Cumulative Adjusted EBITDA” means the Company’s adjusted earnings before interest, taxes, depreciation, and amortization over the Performance

[i]	Note to Draft: The first set of bracketed language (i.e., “over the Performance Period”) to be replaced with the second set of bracketed language for the grants to be made at the time of the IPO.

Period. The Cumulative Adjusted EBITDA threshold, target, and maximum goals are set forth in the chart below:

Cumulative Adjusted EBITDA	Threshold		Target		Maximum
Cumulative Adjusted EBITDA as a % of Target	80%	90%	At Plan	110%	120%
Payout multiplier	50%	75%	100%	150%	200%

b)	“Performance Period” with respect to the achievement of the PSUs is measured and shall commence on [ ] and end on [ ].

2.	Grant Amount:

The Participant’s Target Award is [ ] PSUs. The Participant shall be eligible to earn between 0% and 200% of the Target Award, depending on the achievement of the Performance Goals over the Performance Period.

3.	Vesting:

The vesting of the Target Amount of PSUs shall be based on the following, with the achievement of each Performance Goal measured between 0% and 200% as set forth in Section 1 above:

a)	Fifty percent (50%) of the Target Amount of PSUs is allocated to the achievement of Relative TSR over the Performance Period;

b)	Twenty-five percent (25%) of the Target Amount of PSUs is allocated to the achievement of Cumulative Revenue Improvement over the Performance Period; and

c)	Twenty-five percent (25%) of the Target Amount of PSUs is allocated to the achievement of Cumulative Adjusted EBITDA over the Performance Period.

Subject to the terms of this Exhibit A, the PSUs underlying the Target Award shall be eligible to become vested [at the end of the Performance Period][on the third anniversary of the Date of Grant]ii (the “Vesting Date”) subject to the achievement of the Performance Goals over the Performance Period and certification by the Committee, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date (as defined below). Except as provided herein, there shall be no proportionate or partial vesting of PSUs. The actual number of PSUs that may become vested, may be more or less than that the Target Award, or even zero, based on the achievement of the Performance Goals over the Performance Period.

ii	Note to Draft: The first set of bracketed language (i.e., “at the end of Performance Period”) to be replaced with the second set of bracketed language for the grants to be made at the time of the IPO.

Exhibit A

Despite the general rule denying proportionate or partial vesting of PSUs, the PSUs underlying the Target Award shall vest on a pro-rata basis upon the Participant’s termination of employment or service from the Employer on account of the Participant’s (i) Disability, (ii) Retirement, (iii) death, or (iv) termination by the Employer without Cause. The fraction of PSUs eligible for partial vesting (subject to satisfaction of the Performance Goals) shall be determined by dividing (i) the total number of weeks the Participant was employed in the Performance Period through the date of termination of employment or service with the Employer by (ii) the total number of weeks during the Performance Period.

4.    Determination of the Achievement of the Performance Goals:

As soon as administratively practicable following the end of a Performance Period, the Committee will determine whether and to what extent the Performance Goals have been met over the Performance Period and certify the number of PSUs underlying the Target Award that will vest, if any, based on the achievement of the Performance Goals (the “Achieved PSUs”).

The actual number of Achieved PSUs shall range from 0% to 200% of the Target Award set forth in Section 2, as determined by the Committee. In the event of a Change in Control during the Performance Period, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date, the amount of Achieved PSUs for each Performance Goal shall be deemed to be equal to the higher of (i) the number that would be earned at “Target” and (ii) the number that would be earned based on the level of actual performance of the applicable Performance Goal as of the date immediately prior to the Change in Control, or as of the most recent date for which the Performance Goal is readily determinable in accordance with Company’s past practice, each as determined by the Committee.

5.    Payment Date:

Achieved PSUs shall be paid as soon as administratively practicable following the end of the Performance Period and in no event later than the 15th day of the third month immediately following the last day of the Performance Period. If the date set forth in the previous sentence spans two taxable years, the Participant may not designate the taxable year of payment.

Exhibit A